Exhibit 99.3

IN THE United States District Court

FOR THE DISTRICT OF DELAWARE

IN RE IMPINJ, INC. DERIVATIVE LITIGATION,	C.A. No.: 18-cv-01686-RGA NOTICE OF SETTLEMENT TO CURRENT IMPINJ STOCKHOLDERS

NOTICE OF PROPOSED SETTLEMENT OF DERIVATIVE ACTION

TO:	ALL OWNERS OF IMPINJ, INC. (“IMPINJ” OR THE “COMPANY”) COMMON STOCK (TICKER SYMBOL: PI) AS OF JULY 10, 2020, WHO CONTINUE TO OWN SUCH SHARES THROUGH MAY 11, 2021 (“CURRENT IMPINJ STOCKHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.

IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE DERIVATIVE ACTION, IMPINJ STOCKHOLDERS WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING RELEASED CLAIMS.1

THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

PLEASE TAKE NOTICE that this action is being settled on the terms set forth in a Stipulation and Agreement of Settlement, dated July 10, 2020 (the “Stipulation”).  The purpose of this Notice is to inform you of:

•	the existence of the above-captioned derivative action (“Derivative Action”),

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For the avoidance of doubt, the release does not release or impair any claims asserted in a securities class action lawsuit in the United States District Court for the Western District of Washington under the caption In re Impinj, Inc. Securities Litigation, No. 3:18-cv-05704-RSL, or a securities class action lawsuit in the Supreme Court of New York, New York County under the caption Plymouth County Retirement System v. Impinj, Inc. et al., Index No. 650629/2019.  Those claims were separately settled and finally approved by the federal court last year.

•	the proposed settlement between the Plaintiffs[2] and Defendants reached in the Derivative Action (the “Settlement”),
•	the hearing to be held by the Court to consider the fairness, reasonableness, and adequacy of the Settlement,
•	Plaintiffs’ Counsel’s application for fees and expenses, and
•	Plaintiffs’ application for Service Awards.

This Notice describes what steps you may take in relation to the Settlement. This Notice is not an expression of any opinion by the Court about the truth or merits of Plaintiffs’ claims or Defendants’ defenses. This Notice is solely to advise you of the proposed Settlement of the Derivative Action and of your rights in connection with the proposed Settlement.

Summary

On July 10, 2020, (i) Plaintiffs, (ii) Impinj, in its capacity as a nominal defendant, and (iii) current and former officers and/or members of Impinj’s Board of Directors, defendants Chris Diorio, Eric Brodersen, Evan Fein, Gregory Sessler, Tom A. Alberg, Clinton Bybee, Peter Van Oppen, and Theresa Wise (“Individual Defendants”) entered into the Stipulation in the Derivative Action filed derivatively on behalf of Impinj, in the United States District Court for the District of Delaware (the “Court”) against the Individual Defendants. The Settlement, as documented in the Stipulation, subject to the approval of the Court, is intended by the Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims and to result in the dismissal of the Derivative Action with prejudice, upon the terms and subject to the conditions set forth in the Stipulation. The proposed Settlement requires, subject to Court approval, the Company to adopt certain corporate governance reforms, as outlined in Exhibit A to the Stipulation, and provides, subject to Court approval, that the Defendants shall cause their insurer to pay a Fee and Expense Amount to Plaintiffs’ Counsel of nine hundred thousand dollars ($900,000) and, from the Fee and Expense Amount, Service Awards to the four Plaintiffs of two thousand dollars ($2,000) each, or eight thousand dollars ($8,000) in total.

This notice is a summary only and does not describe all of the details of the Stipulation.  For full details of the matters discussed in this summary, please see the full Stipulation posted on the Company’s website, http://investor.impinj.com/resources/Derivative-Litigation, contact Plaintiffs’ Counsel at the addresses listed below, or inspect the full Stipulation filed with the Clerk of the Court.

What is the Lawsuit About?

The Derivative Action is brought derivatively on behalf of nominal defendant Impinj and alleges that the Individual Defendants breached their fiduciary duties by making and/or causing Impinj to make false and misleading statements of material fact to the investing public regarding demand for its integrated circuit tags, which led to the Company misleadingly reporting sales to make it appear that demand was stronger than it was and by failing to maintain internal controls.

Why is there a Settlement?

[2]	All capitalized terms used in this notice, unless otherwise defined herein, are defined as set forth in the Stipulation.

The Court has not decided in favor of the Individual Defendants or Plaintiffs. Instead, the Parties agreed to the Settlement to avoid the distraction, costs, and risks of further litigation, and because the Settlement is in the best interest of Impinj and its stockholders and the corporate governance reforms that the Company will adopt as part of the Settlement provides a substantial benefit to Impinj and its stockholders.

The Individual Defendants deny each and every allegation of wrongdoing or liability arising out of or relating in any way to the events, conduct, statements, acts, or omissions alleged in the Derivative Action.  The Individual Defendants further assert that, at all times, they acted in good faith, and in a manner they reasonably believed to be and that was in the best interests of Impinj and Impinj’s stockholders. The Individual Defendants assert that they have meritorious defenses to the claims in the Derivative Action. Nonetheless, the Individual Defendants have entered into the Stipulation, without admitting or conceding any fault, liability, wrongdoing, or damage whatsoever, in order to avoid the risks inherent in any lawsuit and the burden and expense of further litigation.

The Settlement Hearing and Your Right to Object to the Settlement

On February 26, 2021, the Court entered an order preliminarily approving the Stipulation and the Settlement contemplated therein (the “Preliminary Approval Order”) and providing for the notice of the Settlement to be made to Current Impinj stockholders. The Preliminary Approval Order further provides that the Court will hold a hearing (the “Settlement Hearing”) on May 11, 2021 at 10:00 a.m. before the Honorable Richard G. Andrews, U.S. District Court, District of Delaware, Courtroom 6A, located at the J. Caleb Boggs Federal Building, 844 N. King Street, Wilmington, Delaware 19801, to among other things: (i) determine whether the proposed Settlement is fair, reasonable and adequate and in the best interests of the Company and its stockholders; (ii) consider any objections to the Settlement submitted in accordance with this Notice; (iii) determine whether a judgment should be entered dismissing all claims in the Derivative Actions with prejudice, and releasing the Released Claims against the Released Persons; (iv) consider the agreed-to Fee and Expense Amount to Plaintiffs’ Counsel of attorneys’ fees and the reimbursement of expenses; (v) consider the Service Awards to Plaintiffs, which shall be funded from the Fee and Expense Amount; and (vi) consider any other matters that may properly be brought before the Court in connection with the Settlement.

The Court may, in its discretion, change the date and/or time of the Settlement Hearing without further notice to you.  The Court also has reserved the right to hold the Settlement Hearing telephonically without further notice to you.  If you intend to attend the Settlement Hearing, please consult the Court’s calendar and/or the websites of Impinj for any change in date, time or format of the Settlement Hearing.

Any Current Impinj Stockholder who wishes to object to the fairness, reasonableness, or adequacy of the Settlement as set forth in the Stipulation, or to the proposed award of attorneys’ fees and expenses, may file with the Court a written objection.  An objector must at least fourteen (14) calendar days prior to the Settlement Hearing: (1) file with the Clerk of the Court and serve upon the below listed counsel a written objection to the Settlement setting forth (a) the nature of the objection, (b) proof of ownership of Impinj common stock as of July 10, 2020 and through the date of the objection, including the number of shares of Impinj common stock held and the date of purchase, and (c) any and all documentation or evidence in support of such objections; and (2) if intending to appear, and requesting to be heard, at the Settlement Hearing, he, she, or it must, in addition to the requirements of (1) above, file with the Clerk of the Court (a) a written notice of his, her, or its intention to appear at the Settlement Hearing, (b) a statement that indicates the basis for such appearance, (c) the identities of any witnesses he, she, or it intends to call at the Settlement Hearing and a statement as to the subjects of their testimony, and (d) any and all evidence that would be presented at the Settlement Hearing. Any objector who does not timely file and serve a notice of intention to appear in accordance with this paragraph shall be foreclosed from raising any objection to the Settlement and shall not be permitted to appear at the Settlement Hearing, except for good cause shown.

IF YOU MAKE A WRITTEN OBJECTION, IT MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN APRIL 27, 2021.  The Clerk’s address is:

Clerk of the Court

U.S. DISTRICT COURT, DISTRICT OF DELAWARE

J. Caleb Boggs Federal Building

844 N. King Street, Unit 18

Wilmington, Delaware 19801

An objector may file an objection on his, her or its own or through an attorney hired at his, her or its own expense. If an objector hires an attorney to represent him, her or it for the purposes of making such objection, the attorney must file a notice of appearance with the Court no later than fourteen (14) calendar days before the Settlement Hearing. Any Impinj stockholder who does not timely file and serve a written objection complying with the above terms shall be deemed to have waived, and shall be foreclosed from raising, any objection to the Settlement, and any untimely objection shall be barred.

Any objector who files and serves a timely, written objection in accordance with the instructions above, may appear at the Settlement Hearing either in person or through counsel retained at the objector’s expense. Objectors need not attend the Settlement Hearing, however, in order to have their objections considered by the Court.

If you are a Current Impinj Stockholder and do not take steps to appear in this action and object to the proposed Settlement, you will be bound by the Judgment of the Court and will forever be barred from raising an objection to such settlement in this Derivative Action, and from pursuing any of the Released Claims.

If you held Impinj common stock as of July 10, 2020 and continue to hold such stock through the date of the Settlement Hearing, you may have certain rights in connection with the proposed Settlement.  You may obtain further information by contacting counsel for Plaintiffs at: Timothy Brown, The Brown Law Firm, P.C., 240 Townsend Square, Oyster Bay, NY 11771, Telephone: (516) 922-5427, Email: tbrown@thebrownlawfirm.net; or Phillip Kim, The Rosen Law Firm, P.A., 275 Madison Avenue, 40th Floor, NY 10016, Telephone: (212) 686-1060, Email: pkim@rosenlegal.com. Please Do Not Call the Court or Defendants with Questions About the Settlement.

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